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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of report: February 7, 1997


                            MULTICOM PUBLISHING, INC.
             (Exact Name of Registrant as specified in its charter)


              WASHINGTON                                91-1551337
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                Identification No.)


                         COMMISSION FILE NUMBER: 1-11857


       1100 OLIVE WAY, 12TH FLOOR
         SEATTLE, WASHINGTON                             98101
        (Address of principal                          (Zip Code)
          executive offices)


       Registrant's telephone number, including area code: (206) 622-5530


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ITEM 5.           OTHER EVENTS

On February 7, 1997, the Company issued 697,368 shares of Restricted Common Stock in a private placement in exchange for cash of $1,340,000 and fixed assets of $250,000. The shares were issued pursuant to a Common Stock Purchase Agreement. The selling price of these shares was $2.28 per share, based upon the average closing price on the 20 consecutive trading days immediately preceding the Closing. In conjunction with this transaction, options to purchase 102,500 shares were exercised for prices ranging from $.25 and $1.00.

On February 7, 1997, $750,000 in long-term debt was converted to Series A Preferred Stock. The Series A Preferred Stock is nonvoting, except in instances where changes and/or issuances of Preferred Stock are being considered as well as the sale of the Company or other actions which might impact the rights of the Series A Preferred Shareholders. In such instances, a minimum 51% of the Series A Preferred Stock must vote in favor of the proposals. The Series A Preferred Stock carries annual dividends of $.65 per share, payable monthly. The Series A Preferred Stock is convertible to Common Stock at a price of $2.28 per share, or one share of Series A Preferred Stock for 2.19 shares of Common Stock.

Included at Item 7 below is a proforma balance sheet as of December 31, 1996, assuming these transactions had been completed on or before December 31, 1996.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

A proforma balance sheet as of December 31, 1996, assuming the transactions described in Item 5 above had been completed on or before December 31, 1996, is shown below.


                                               As Stated                                    Proforma
                                              December 31,                                 December 31,
                                                 1996           Adjustments                  1996
                                              -----------       -----------                -----------
Cash                                          $   326,777       $1,386,000(1)/(2)          $ 1,712,777
Other Current Assets                            3,520,804                                    3,520,804
                                              -----------       -----------                -----------
  Total Current Assets                          3,847,581         1,386,000                  5,233,581
Other Assets                                    1,881,823           209,000(1)/(3)           2,090,823
                                              -----------       -----------                -----------
  Total Assets                                $ 5,729,404       $ 1,595,000                $ 7,324,404
                                              ===========       ===========                ===========

Current liabilities                           $ 4,437,232                                  $ 4,437,232
Long-term debt                                  2,267,608       $  (572,000)(3)              1,695,608
Shareholder Debt, net of current portion           90,000                                       90,000
                                              -----------       -----------                -----------
  Total Liabilities                             6,794,840          (572,000)                 6,222,840
                                              -----------       -----------                -----------
Total Shareholders'Equity (Deficit)            (1,065,436)        2,167,000(1)(2)(3)         1,101,564
                                              -----------       -----------                -----------
  Total Liabilities and Equity (Deficit)      $ 5,729,404       $ 1,595,000                $ 7,324,404
                                              ===========       ===========                ===========

(1) Sale of 697,368 shares of Common Stock for $1,590,000, of which $1,340,000 was received in cash and $250,000 in fixed assets.


(2) Exercise of options to purchase 102,500 shares of Common Stock at exercise prices ranging from $.25 to $1.00. Proceeds from the exercise were $46,000.


(3) Conversion of $750,000 of Long-Term Debt to Equity, net of debt discount and debt issue costs.


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Exhibits required by Item 601 of Regulation S-B:  None



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       MULTICOM PUBLISHING, INC.
                                              (Registrant)
February 7, 1997

                                       By      ELLEN R.M. BOYER
                                         --------------------------------
                                               Ellen R.M. Boyer
                                        Vice President of Finance and
                                            Administration and Chief
                                            Financial Officer
                                         (Principal Financial and
                                        Principal Accounting Officer)